UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

Career Education Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[The following letter was sent by Ms. Janice L. Block, Senior Vice President and General Counsel of Career Education Corporation, to Mr. Edgar H. Sims, Jr. on or about May 17, 2006.]

May 17, 2006

VIA EMAIL AND FACSIMILE

(404) 527-4198

Mr. Edgar H. Sims, Jr.

McKenna Long & Aldridge LLP

303 Peachtree Street, N.E.

Suite 5300

Atlanta, Georgia 30308

Dear Mr. Sims:

Two of your emails to R. Steven Bostic, dated May 15, 2006 and April 19, 2006, were filed today with the Securities and Exchange Commission as proxy solicitation materials on behalf of Mr. Bostic.

The implication of these two emails is that you submitted the names of two or more potential directors to me on or before February 2005, and that I never responded to these recommendations. This is patently false.

First, you could not have had any discussions with me regarding director recommendations prior to February 2005 because I was not employed by, nor had any affiliation with CEC until April 2005.

Second, on August 31, 2005, I sent you a letter which states as follows, “during our May 20 and July 19 meetings, Steve Bostic indicated that he was interested in suggesting candidates for appointment to our Board of Directors. As the director selection process is now well underway, it would be helpful if Steve could provide us with the specifics regarding his proposed candidates.”  A copy of this letter is attached. As you know, or should know, he never did. Therefore, your statement that I or the company “never responded” to you is clearly erroneous.

I trust the foregoing refreshes your recollection. I also expect that, as an attorney, you will take appropriate steps to ensure that there is no further misuse of your emails to Mr. Bostic.

Very truly yours,

/s/ Janice L. Block

Janice L. Block

2895 GREENSPOINT PARKWAY • SUITE 600 • HOFFMAN ESTATES • ILLINOIS 60195

TEL (847) 781-3600 - FAX (847) 781-3610 • www.careered.com

August 31, 2005

VIA EMAIL & FACSIMILE

(404) 527-4198

Mr. Edgar H. Sims, Jr.

McKenna Long & Aldridge LLP

303 Peachtree Street, N.E.

Suite 5300

Atlanta, GA 30308

Dear Ed:

In advance of our September 1 meeting in Atlanta with our respective clients, R. Steven Bostic and Jack Larson, I thought it would be helpful to reiterate the guidelines we agreed to at our July 19 meeting (a copy of which is attached to this letter). We have accepted your invitation to the September 1 meeting in order to provide your client with an opportunity to share with us any additional thoughts or suggestions he may have concerning the Company.

As you know, representatives of the Company may not selectively disclose material, non-public information about the Company. Accordingly, although we look forward to meeting with you and learning about any constructive suggestions you may have about the Company, we will not be in a position to share any material, non-public information with you concerning the Company.

It is our hope that this meeting will productive and will further our objective of increasing shareholder value. In order to avoid any media attention that would be inconsistent with this objective, we ask that you acknowledge that you have not and will not disclose to the media that we are meeting and agree that the content of our meeting will remain confidential except as to shareholders. Further, we request that you and your client refrain from recording or transcribing any portion of the meeting. If these conditions are acceptable to you and your client, kindly sign, date and provide me with a copy of this letter at the onset of our meeting tomorrow.

In addition, during our May 20 and July 19 meetings, Steve Bostic indicated that he was interested in suggesting candidates for consideration for appointment to our Board of Directors. As the director selection process is now well underway, it would be helpful if Steve could provide us with the specifics regarding his proposed candidates. In this regard, I though it might be helpful to provide you with the excerpt from our most recent proxy statement that contains the procedure for such suggestions:

2895 GREENSPOINT PARKWAY • SUITE 600 • HOFFMAN ESTATES • ILLINOIS 60195

TEL (847) 781-3600 - FAX (847) 781-3610 • www.careered.com

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating and Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company’s Amended and Restated By-laws (“By-laws”) regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Please don’t hesitate to contact me via email or cell phone if you have any questions or suggestions.

Very truly yours,

/s/ Janice L. Block
Janice L. Block
Senior Vice President and General Counsel
Career Education Corporation

cc: Mr. John M. Larson

ACKNOWLEDGED AND AGREED:

Edgar H. Sims Jr.

Date:

July 14, 2005

VIA EMAIL & FACSIMILE

Mr. Edgar H. Sims, Jr.

McKenna Long & Aldridge LLP

303 Peachtree Street, N.E.

Suite 5300

Atlanta, GA 30308

Dear Ed:

I look forward to meeting with you again next week. I understand our assistants Natalie and Mary have made arrangements for our meeting to take place on Tuesday, July 19, 2005, from 9 a.m. to 11 a.m. at the Woodfield Hyatt, located at 1800 East Golf Road, Schaumburg, Illinois.

In advance of this meeting with our respective clients, R. Steven Bostic and Jack Larson, I thought it would be helpful to establish some meeting guidelines. We have accepted your invitation to this meeting in order to provide your client with an opportunity to share with us any additional thoughts or suggestions he may have concerning the Company.

As you know, representatives of the Company may not selectively disclose material, non-public information about the Company. Accordingly, although we look forward to meeting with you and learning about any constructive suggestions you may have about the Company, we will not be in a position to share any material, non-public information with you concerning the Company.

It is our hope that this meeting will be productive and will further our objective of increasing shareholder value. In order to avoid any media attention that would be inconsistent with this objective, we ask that you acknowledge that you have not and will not disclose to the media that we are meeting and agree that the content of our meeting will remain confidential except as to stockholders. Further, we request that you and your client refrain from recording or transcribing any portion of the meeting. If these conditions are acceptable to you and your client, kindly sign, date and return a copy of this letter via facsimile to my attention at (847) 585-2666.

Please don’t hesitate to contact me via email or cell phone if you have any questions or suggestions.

Very truly yours,

/s/ Janice L. Block

Janice L. Block
Senior Vice President and General Counsel
Career Education Corporation

cc: Mr. John M. Larson

ACKNOWLEDGED AND AGREED:

/s/ Edgar H. Sims Jr.
Edgar H. Sims Jr.

Date:	7/19/05